Exhibit 99.1

HF Sinclair Announces Cash Tender Offer for up to $900.0 Million Aggregate Purchase Price of Debt Securities

DALLAS, January 8, 2025 — HF Sinclair Corporation (NYSE: DINO) (the “Corporation”) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase the outstanding notes listed in the table below (collectively, the “Notes” and each a “Series” of Notes) for an aggregate purchase price (excluding accrued interest) of up to $900.0 million (the “Maximum Aggregate Purchase Price”), in the order of priority shown in the table below, and subject to the 2027 Notes Tender Cap set forth in the table below.

Title of Security	CUSIP(1)	Issuer	Aggregate Principal Amount Outstanding	2027 Notes Tender Cap(2) (in millions)	Acceptance Priority Level(3)	Reference U.S. Treasury Security	Early Tender Premium(4)	Fixed spread (basis points)	Bloomberg Reference Page(5)
6.375% Senior Notes due 2027 (the “2027 Notes”)*	403949 AK6 U4322C AD5 403949 AP5	HF Sinclair	$399,875,000	$150,000,000	1	2.625% U.S.T. due 4/15/25	$30.00	50 bps	FIT3
5.875% Senior Notes due 2026*	403949 AF7 U4322C AB9 403949 AB6	HF Sinclair	$797,100,000	N/A.	2	4.250% U.S.T. due 12/31/25	$30.00	50 bps	FIT4
5.875% Senior Notes due 2026*	436106AA6	HollyFrontier	$202,900,000	N/A.	3	4.250% U.S.T. due 12/31/25	$30.00	50 bps	FIT4

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this Offer to Purchase or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)

The 2027 Notes Tender Cap represents the maximum aggregate principal amount of the 2027 Notes that will be purchased. The Corporation reserves the right, but is under no obligation, to increase, decrease or eliminate the 2027 Notes Tender Cap at any time, including on or after the Price Determination Date (as defined below), subject to applicable law. The amount of Notes purchased in the Tender Offer is subject to the Maximum Aggregate Purchase Price.

(3)

Subject to the Maximum Aggregate Purchase Price, the 2027 Notes Tender Cap and proration, the principal amount of each Series of Notes that is purchased in the Tender Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order with 1 being the highest Acceptance Priority Level and 3 being the lowest) specified in this column.

(4)	Per $1,000 principal amount of Notes.
(5)

The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Date, the Lead Dealer Managers referred to below will quote the applicable Reference Treasury Security from the updated Bloomberg Reference Page.

*

Denotes a Series of Notes for which the Total Tender Offer Consideration and the Tender Offer consideration will be determined taking into account the par call date or redemption date, instead of the maturity date, of such Notes in accordance with standard market practice.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated January 8, 2025 (as it may be amended or supplemented, the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including the receipt of aggregate gross proceeds in an amount sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer on or prior to the Early Settlement Date (as defined below) on terms acceptable to the Corporation from the concurrent public offering of senior debt securities issued by the Corporation (the “Concurrent Notes Offering”).

Subject to applicable law, the Corporation may waive any and all of these conditions or extend or terminate the Tender Offer with respect to one or more Series of Notes, increase or decrease the Maximum Aggregate Purchase Price and/or increase, decrease or eliminate the 2027 Notes Tender Cap at any time, including on or after the Price Determination Date. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

The amounts of each Series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above, and the 2027 Notes Tender Cap (with respect to the 2027 Notes). The Tender Offer will expire at 5:00 p.m., New York City time, on February 7, 2025, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated. In order to receive the applicable Total Tender Offer Consideration, Holders of Notes must validly tender and not validly withdraw their Notes at or before 5:00 p.m., New York City time, on January 23, 2025, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”). Holders of Notes who validly tender their Notes after the Early Tender Deadline and before the Expiration Date and whose Notes are accepted for purchase will receive only the Late Tender Offer Consideration.

The Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and not withdrawn before the Early Tender Deadline and accepted for payment pursuant to the Tender Offer on the Early Settlement Date will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to the applicable fixed spread specified for each Series of Notes over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase. The consideration will be calculated by the Lead Dealer Managers for the Tender Offer at 10:00 a.m., New York City time, on the business day immediately following the Early Tender Deadline, unless extended (such date and time, as the same may be extended, the “Price Determination Date”). The Price Determination Date is expected to be January 24, 2025. The Early Tender Premium for each Series of Notes is $30 per $1,000 principal amount of Notes. The Late Tender Offer Consideration for the Notes purchased pursuant to the Tender Offer will be calculated by taking the Total Tender Offer Consideration for the applicable Series of Notes and subtracting from it the Early Tender Premium of $30 per $1,000 principal amount of Notes.

In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but not including, the applicable Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. The purchase price plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn before the Early Tender Deadline and accepted for purchase will be paid by the Corporation in same day funds promptly following the Early Tender Deadline (the “Early Settlement Date”). The Corporation expects that the Early Settlement Date will be January 28, 2025, the second business day after the Early Tender Deadline. The purchase price plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Deadline and before the Expiration Date and accepted for purchase will be paid by the Corporation in same day funds promptly following the Expiration Date (the “Final Settlement Date”). The Corporation expects that the Final Settlement Date will be February 11, 2025, the second business day after the Expiration Date, assuming Notes representing an aggregate purchase price equal to the Maximum Aggregate Purchase Price are not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date. If Notes are validly tendered and not validly withdrawn having an aggregate purchase price equal to or greater than the Maximum Aggregate Purchase Price as of the Early Tender Deadline, subject to the 2027 Notes Tender Cap (with respect to the 2027 Notes) and proration, Holders who validly tender Notes after the Early Tender Deadline but on or before the Expiration Date will not have any of their Notes accepted for purchase. Holders of Notes who validly tender their Notes on or before the Early Tender Deadline may not withdraw their Notes after 5:00 p.m., New York City time, on January 23, 2025, unless extended (such date and time, as the same may be extended, the “Withdrawal Deadline”), except in the limited circumstances described in the Offer to Purchase. Holders of Notes who validly tender their Notes after the Withdrawal Deadline but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

Subject to the Maximum Aggregate Purchase Price, the 2027 Notes Tender Cap (with respect to the 2027 Notes) and proration, all Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any validly tendered and not validly withdrawn Notes having a lower Acceptance Priority Level, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, if Notes are validly tendered and not validly withdrawn having an aggregate purchase price less than the Maximum Aggregate Purchase Price as of the Early Tender Deadline, Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline, even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline. Notes of the Series in the last Acceptance Priority Level accepted for purchase in accordance with the terms and conditions of the Tender Offer may be subject to proration so that the Corporation will only accept for purchase Notes having an aggregate purchase price of up to the Maximum Aggregate Purchase Price.

From time to time, the Corporation may purchase additional Notes in the open market, in privately negotiated transactions, through tender offers or otherwise, or may redeem Notes pursuant to the terms of the applicable indenture governing the applicable Series of Notes. Any future purchases or redemptions may be on the same terms or on terms that are more or less favorable to Holders of Notes than the terms of the Tender Offer. Any future purchases by the Corporation will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Corporation may choose to pursue in the future. The effect of any of these actions may directly or indirectly affect the price of any Notes that remain outstanding after the consummation or termination of the Tender Offer.

Notwithstanding any other provision of the Tender Offer, the Corporation’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn, if applicable, pursuant to the Tender Offer (up to the Maximum Aggregate Purchase Price, the 2027 Notes Tender Cap (with respect to the 2027 Notes) and subject to proration) is subject to, and conditioned upon, the satisfaction of or, where applicable, its waiver of, certain conditions, including the condition that the Corporation receive aggregate gross proceeds from the Concurrent Notes Offering on or prior to the Early Settlement Date in an amount that is sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Offer to Purchase, on terms satisfactory to the Corporation in its sole discretion.

BofA Securities and Citigroup are the Lead Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Securities, Inc. at +1 (888) 292-0070 (toll-free) or +1 (980) 387-5602 (collect) or debt_advisory@bofa.com or Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll free) or +1 (212) 723-6106 or ny.liabilitymanagement@citi.com. Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and related materials should be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers) or (800) 949-2583 (all others, toll-free) or email DINO@dfking.com.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated January 8, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Corporation, the Corporation’s Board of Directors, the Lead Dealer Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer, and neither the Corporation nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About HF Sinclair Corporation:

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

FOR FURTHER INFORMATION, Contact:

Craig Biery, Vice President, Investor Relations

HF Sinclair Corporation

214-954-6510

Cautionary Statement Regarding Forward-Looking Statements:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the Concurrent Notes Offering and the use of proceeds therefrom, including the Tender Offer and the timing and outcome thereof, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the ability to complete the offering, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Corporation’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.